UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 9, 2010

Casey’s General Stores, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-34700
Iowa (State or other jurisdiction of incorporation)	42-0935283 (IRS Employer Identification No.)
One Convenience Blvd. P.O. Box 3001 Ankeny, IA 50021
(Address of principal executive offices, including zip code)

(515) 965-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

:	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On August 9, 2010, Casey’s General Stores, Inc. (the “Company”) entered into a Note Purchase Agreement, dated as of August 9, 2010 (the “Note Agreement”), with the Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Prudential Retirement Insurance and Annuity Company, Physicians Mutual Insurance Company, Companion Life Insurance Company, United Omaha Life Insurance Company, ING USA Annuity and Life Insurance Company, Reliastar Life Insurance Company, ING Life Insurance and Annuity Company, Reliastar Life Insurance Company of New York, Aviva Life and Annuity Company, Allstate Life Insurance Company of New York, American Heritage Life Insurance Company, Allstate Insurance Company, Allstate Life Insurance Company, New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3), New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3-2), New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), New York Life Insurance Company, New York Life Insurance and Annuity Corporation, Metropolitan Life Insurance Company, MetLife Investors Insurance Company, First MetLife Investors Insurance Company, MetLife Investors USA Insurance Company, Metropolitan Tower Life Insurance Company, MetLife Insurance Company of Connecticut, Union Fidelity Life Insurance Company, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company, Hartford Accident and Indemnity Company and Hartford Life and Annuity Insurance Company (collectively, the “Purchasers”) relating to the issuance by the Company of $569,000,000 aggregate principal amount of its 5.22% Senior Notes due 2020 (the “Notes”). The Company intends to use the net proceeds from this offering to finance its previously announced self-tender offer for up to $500 million in value of shares of its common stock and to pay fees and expenses in connection with the self-tender offer and the financing.  In addition, the Company will use approximately $59 million of the proceeds from the sale of the Notes in connection with its prepayment of its outstanding senior notes, with varying interest rates, issued pursuant to a note agreement dated as of April 15, 1999 (the “1999 Notes”), and its outstanding 7.38% senior notes, issued pursuant to a note agreement dated as of December 28, 1995 (the “1995 Notes”).  An affiliate of Aviva Investors, which held 1995 Notes and 1999 Notes immediately before they were prepaid, is also a Purchaser under the Note Agreement. Any net proceeds of the Notes offering not used for the foregoing purposes will be used for general corporate purposes.

The Notes were issued on August 9, 2010, and will bear interest at the rate of 5.22% per annum from the date thereof, payable semi-annually in arrears on February 9 and August 9 of each year. The Notes mature on August 9, 2020.

The Company may at any time or from time to time prepay all or a portion of the Notes, in an amount not less than $2,000,000. Any such optional prepayment shall be at a price equal to 100% of the principal amount so prepaid plus the Make-Whole Amount (as defined in the Note Agreement), plus accrued and unpaid interest thereon, if any, to, but not including, the date of prepayment. Any optional prepayment of less than all of the Notes outstanding shall be allocated pro rata among all of the Notes then outstanding.

The Note Agreement provides that, in the event of a Change in Control (as defined in the Note Agreement), each holder of the Notes will have the right to require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 100% of the principal amount plus the Make-Whole Amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date. The Note Agreement includes representations and warranties by the Company to the Purchasers. The Note Agreement also includes certain affirmative covenants addressing, among other matters, the maintenance of the Company’s corporate existence, compliance with laws and the provision of certain financial information and reports to the Purchasers. The Note Agreement also includes certain financial covenants, including a maximum indebtedness to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, a minimum fixed charge coverage ratio and a minimum consolidated net worth test. In addition, the Company agrees to be bound by certain negative covenants while the Notes are outstanding, which include, among other matters, limitations on consolidated total debt and priority debt, limitations on liens, limitations on mergers or consolidations and limitations on sales of assets. Upon the occurrence of an Event of Default (as defined in the Note Agreement), the Purchasers may declare the entire principal amount of the Notes, together with the Make-Whole Amount described in the Note Agreement and all accrued interest, to be immediately due and payable. Events of Default include, among other matters, nonpayment of the principal of or interest on the Notes when due, a breach of any of the covenants of the Company contained in the Note Agreement, bankruptcy, reorganization or insolvency events involving the Company and any representation or warranty of the Company contained in the Note Agreement proving to have been false or incorrect when made.

Attached hereto as Exhibit 4.1 and incorporated herein by reference is a copy of the Note Agreement and the schedules and exhibits thereto. The foregoing description of the Notes is qualified in its entirety by reference to the Note Agreement and the form of Note attached thereto.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01                      Other Events.

In connection with its entry into the Note Agreement, the Company prepaid in full the outstanding 1999 Notes and the outstanding 1995 Notes.

The aggregate prepayment amount with respect to the 1999 Notes was approximately $21 million, which represents the aggregate principal outstanding on the 1999 Notes, plus accrued interest and prepayment premium.  The aggregate prepayment amount with respect to the 1995 Notes was approximately $38 million, which represents the aggregate principal outstanding on the 1995 Notes, plus accrued interest and prepayment premium.

On August 10, 2010, the Company issued a press release and distributed a communication to its employees in connection with the foregoing transactions.  Copies of the press release and communication to employees are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01.Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
4.1	Note Purchase Agreement, dated as of August 9, 2010, between Casey’s General Stores, Inc. and the Purchasers named therein.
99.1	Press release issued by Casey’s General Stores, Inc., August 10, 2010.
99.2	Employee Communication, dated August 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Date: August 10, 2010	By:	/s/ William J. Walljasper
Name: William J. Walljasper
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

The following exhibits are filed herewith:

Exhibit No.	Description
4.1	Note Purchase Agreement, dated as of August 9, 2010, between Casey’s General Stores, Inc. and the Purchasers named therein.
99.1	Press release issued by Casey’s General Stores, Inc., August 10, 2010.
99.2	Employee Communication, dated August 10, 2010.